GuideStone Funds
Medium Duration Bond Fund (604094) (the "Fund")

CUSIP: 020002309
Quarterly Report from Adviser for the Quarter Ending 03/31/2013


PROCEDURES PURSUANT TO RULE 10f-3*

(1)


Name of Underwriters

(GS) GOLDMAN, SACHS & CO.
BANK OF NEW YORK MELLON
(THE)
BARCLAYS CAPITAL INC
CITIGROUP GLOBAL MARKETS
INC.
CREDIT SUISSE SECURITIES
(USA) LLC
DEUTSCHE BANK SECURITIES
INC.
J.P. MORGAN SECURITIES LLC
MERRILL LYNCH, PIERCE,
FENNER & SMITH, INCORPORATED
MORGAN STANLEY & CO. LLC
PNC CAPITAL MARKETS LLC
U.S. BANCORP INVESTMENTS,
INC.
WELLS FARGO SECURITIES, LLC
WILLIAMS CAPITAL GROUP L.P.
(THE)





(2)

Name of Issuer

Allstate Corp/The





(3)

Title of Security

THE ALLSTATE CORPORATION
5.1% 15 JAN 2053





(4)

Date of Prospectus or First
Offering

01/03/13





(5)

Amount of Total Offering  ($)**

20,000,000





(6)

Unit Price

25.000





(7)

Underwriting Spread or
Commission

1.0000





(8)

Rating

SP:BBB/ MD:Baa1/ FT:BBB-





(9)

Maturity Date

01/15/53





(10)

Current Yield

N/A





(11)

Yield to Maturity

N/A





(12)

Subordination Features

Preferred

*Rule 10f-3 procedures allow the Fund under certain conditions to purchase securities during the existence of an underwriting or selling syndicate, a principal underwriter of which is Goldman, Sachs & Co. or any of its affiliates or a principal underwriter of which is an officer, director, member of an advisory board, investment adviser or employee of Goldman Sachs
Trust.

**The amount of the total offering for equity transactions is shown in shares, the amount of the total offering for debt transactions is shown in dollars.



PROCEDURES PURSUANT TO RULE 10f-3 - Continued








(13)

Nature of Political Entity, if any,
including, in the case of revenue
bonds, underlying entity supplying
the revenue

N/A




(14)

Total Par Value of Bonds
Purchased***

11,100.00











(15)

Dollar Amount of Purchases ($)

$277,500.00











(16)

Number of Shares Purchased

11,100.00











(17)

Years of Continuous Operation
(excluding municipal securities; see
(25)(d) below)

At least 3 years of
operations











(18)

% of Offering Purchased by Fund

0.0556%











(19)

% of Offering Purchased by all other
GSAM-managed Portfolios and Accounts

23.9445%











(20)

Sum of (18) and (19)****

24.0000%











(21)

% of Fund's Total Assets applied to
Purchase

0.1288%











(22)

Name(s) of Underwriter(s) or
Dealer(s) from whom Purchased

J.P. MORGAN SECURITIES
LLC













(23)

Is the Adviser, any Subadviser or
any person of which the Adviser or
Subadviser is an "affiliated
person", a Manager or Co-Manager of
the Offering?

Yes ___X____
No________















(24)

Were Purchases Designated as Group
Sales or otherwise allocated to the
Adviser, any Subadviser or any
person of which the Adviser or
Subadviser is an "affiliated
person"?

Yes_________
No___X_____















(25)

Have the following conditions been
satisfied:



















(a)	The securities were part of
an issue registered under the
Securities Act of 1933, as
amended, which is being
offered to the public, or
were U.S. government
securities, as defined in
Section 2(a)(16) of the
Securities Exchange Act of
1934,  or were municipal
securities as defined in
Section 3(a)(29) of the
Securities Exchange Act of
1934 or were securities sold
in an Eligible Foreign
Offering or were securities
sold in an Eligible Rule 144A
Offering?

Yes___X____
No_________






*** For equity securities, the figure shown represents the number of shares purchased.

**** May not exceed, when added to purchases of other investment companies advised by Goldman Sachs Asset Management, L.P.
("GSAM") or Goldman Sachs Asset Management International ("GSAMI"), and any other purchases by other accounts with respect to which GSAM or GSAMI has investment discretion if it exercised such investment discretion with respect to the purchase, 25% of the principal amount of the class of securities being offered, except that in the case of an Eligible Rule 144A Offering this percentage may not exceed 25% of the total of (A) the principal amount of the class of securities being offered that is sold by underwriters or members of the selling syndicate to Qualified Institutional Buyers ("QIBs") plus (B) the principal amount of the class of securities being offered in any concurrent offering.



PROCEDURES PURSUANT TO RULE 10f-3 - Continued











(b)	The securities were purchased
prior to the end of the first
day on which any sales to the
public were made, at a price
that was not more than the
price paid by each other
purchaser of securities in
that offering or in any
concurrent offering of the
securities (except, in the
case of an Eligible Foreign
Offering, for any rights to
purchase required by law to
be granted to existing
security holders of the
issue) or, if a rights
offering, the securities were
purchased on or before the
fourth day preceding the day
on which the rights offering
terminated.

Yes___X___
No_________
















(c)	The underwriting was a firm
commitment underwriting?

Yes___X___
No_________
















                 With respect to
any issue of securities other
than Eligible Municipal
Securities, was the issuer of
such securities to be
purchased in continuous
operation for not less than
three years, including the
operation of any
predecessors; or with respect
to any issue of
Eligible Municipal Securities
to be purchased, were the
securities sufficiently
liquid that they could to be
sold at or near their
carrying value within a
reasonably short period of
time and either: (i) were
subject to no greater than
moderate credit risk; or (ii)
if the issuer of the
municipal securities, or the
entity supplying the revenues
from which the issue is to be
paid, had been in continuous
operation for less than three
years (including the
operation of any
predecessors) the securities
were subject to a minimal or
low amount of credit risk.















Yes_______
No
N/A x


























/s/ Ron Arons
Portfolio Manager